Exhibit 99.1

May 1, 2018
Press Release No. 1423
For Immediate Release:

Coherent, Inc. Reports Second Fiscal Quarter Results

SANTA CLARA, CA, May 1, 2018 -- Coherent, Inc. (NASDAQ, COHR), one of the world’s leading providers of lasers, laser-based technologies and laser-based system solutions in a broad range of scientific, commercial and industrial applications, today announced financial results for its second fiscal quarter ended March 31, 2018.

FINANCIAL HIGHLIGHTS

	Three Months Ended			Six Months Ended
	March 31,	December 30,	April 1,	March 31,	April 1,
	2018	2017	2017	2018	2017
GAAP Results
(in millions except per share data)
Net sales	$481.1	$477.6	$422.8	$958.7	$768.9
Net income	$65.3	$41.9	$41.8	$107.2	$72.3
Diluted EPS	$2.61	$1.67	$1.69	$4.29	$2.93

Non-GAAP Results
(in millions except per share data)
Net income	$84.3	$88.6	$72.1	$172.9	$135.5
Diluted EPS	$3.37	$3.54	$2.91	$6.91	$5.49

2018 SECOND FISCAL QUARTER DETAILS

For the second fiscal quarter ended March 31, 2018, Coherent announced net sales of $481.1 million and net income, on a U.S. generally accepted accounting principles (GAAP) basis, of $65.3 million, or $2.61 per diluted share. These results compare to net sales of $422.8 million and net income of $41.8 million, or $1.69 per diluted share, for the second quarter of fiscal 2017.

Non-GAAP net income for the second quarter of fiscal 2018 was $84.3 million, or $3.37 per diluted share. Non-GAAP net income for the second quarter of fiscal 2017 was $72.1 million, or $2.91 per diluted share. Reconciliations of GAAP to non-GAAP financial measures for the three months ended March 31, 2018, December 30, 2017 and April 1, 2017 and six months ended March 31, 2018 and April 1, 2017 appear in the financial statements portion of this release under the heading “Reconciliation of GAAP to Non-GAAP net income."

Exhibit 99.1

Net sales for the first quarter of fiscal 2018 were $477.6 million and net income, on a GAAP basis, was $41.9 million, or $1.67 per diluted share. These results include additional income tax expense of $41.7 million, or $1.67 per diluted share due to the provisions under the Tax Cuts and Jobs Act as well as a benefit of $12.5 million, or $0.50 per diluted share from the adoption of new rules for accounting for excess tax benefits and deficiencies for employee stock-based compensation. The Securities and Exchange Commission has issued rules that allow for a measurement period of up to one year after the enactment date of the Tax Act to finalize the recording of the related tax impacts. Coherent currently anticipates finalizing and recording any resulting adjustments by the end of the quarter ending September 29, 2018. Non-GAAP net income for the first quarter of fiscal 2018 was $88.6 million, or $3.54 per diluted share.

As previously announced, on November 7, 2016, Coherent completed its acquisition of Rofin-Sinar Technologies, Inc. ("Rofin"), one of the world's leading developers and manufacturers of high-performance industrial laser sources and laser-based solutions and components. As a result, Rofin’s operating results were consolidated for the period from November 7, 2016 through April 1, 2017 in Coherent’s six months results ended April 1, 2017. Subsequent to the first quarter of fiscal 2017, Rofin’s operating results are consolidated in Coherent’s results for the full quarter and year-to-date.

“We experienced a surge in demand across a number of end markets during our second fiscal quarter.  Orders for high power fiber lasers were up significantly from metal cutting OEMs in China, Tier 1 automotive component suppliers and EV battery manufacturers.   Semiconductor capital equipment orders benefitted from high fab utilization rates and Chinese IC investments as part of Made in China 2025.  Bookings across the OEM component and instrumentation space were up due to annual buys in bioinstrumentation, strength from medical OEMs and increasing opportunities in defense and aerospace.

Our Fiscal 2018 outlook on the FPD business is largely unchanged and the supply chain issue discussed last quarter has been resolved.  FPD service demand was similar to last quarter and is expected to accelerate into the second half of the year,” said John Ambroseo, Coherent’s President and Chief Executive Officer.

“We also made our first investment in the metal additive manufacturing market with the acquisition of privately-held OR Laser, which has developed a compact tool to enable process development across multiple markets, as well as provide production capability for the dental, medical and jewelry markets.  OR also developed proprietary software that is intuitive to use and does not require third party add-ons to go from CAD modeling to printed parts.  Future projects will be directed towards the automotive and aerospace markets.  In addition to the OR investment, we have continued making voluntary prepayments on our debt.  The most recent prepayment of €60 million brings the total voluntary reduction to €285 million,” Ambroseo added.

CONFERENCE CALL REMINDER

The Company will host a conference call today to discuss its financial results at 1:30 P.M. Pacific (4:30 P.M. Eastern). A listen-only broadcast of the conference call and a transcript of management's prepared remarks can be accessed on the Company's website at http://www.coherent.com/Investors/. For those who are not able to listen to the live broadcast, the call will be archived for approximately three months on the Company's website.

Exhibit 99.1

Summarized statement of operations information is as follows (unaudited, in thousands except per share data):

	Three Months Ended			Six Months Ended
	March 31,	December 30,	April 1,	March 31,	April 1,
	2018	2017	2017	2018	2017

Net sales	$481,118	$477,565	$422,833	$958,683	$768,906
Cost of sales(A)(B)(D)(E)(F)	265,688	260,542	243,318	526,230	447,877
Gross profit	215,430	217,023	179,515	432,453	321,029
Operating expenses:
Research & development(A)(B)(F)	34,783	31,392	30,536	66,175	57,620
Selling, general & administrative(A)(B)(E)(F)(G)	77,146	73,437	72,451	150,583	146,219
Gain from business combination(C)	—	—	—	—	(5,416)
Other impairment charges(recoveries) (I)	(110)	265	—	155	—
Amortization of intangible assets(D)	2,950	2,606	5,439	5,556	9,317
Total operating expenses	114,769	107,700	108,426	222,469	207,740
Income from operations	100,661	109,323	71,089	209,984	113,289
Other income (expense), net(B) (H)	(9,510)	(8,500)	(10,255)	(18,010)	(5,083)
Income from continuing operations, before income taxes	91,151	100,823	60,834	191,974	108,206
Provision for income taxes (J)	25,849	58,920	18,646	84,769	35,320
Net income from continuing operations	65,302	41,903	42,188	107,205	72,886
Income (loss) from discontinued operations, net of income taxes	—	(2)	(343)	(2)	(633)
Net income	$65,302	$41,901	$41,845	$107,203	$72,253

Net income (loss) per share:
Basic from continuing operations	2.64	1.70	1.72	4.34	2.98
Basic from discontinued operations	—	—	(0.01)	—	(0.03)
Basic earnings per share	$2.64	$1.70	$1.71	$4.34	$2.96
Diluted from continuing operations	2.61	1.67	1.70	4.29	2.95
Diluted from discontinued operations	—	—	(0.01)	—	0.03
Diluted earnings per share	$2.61	$1.67	$1.69	$4.29	$2.93

Shares used in computations:
Basic	24,761	24,635	24,496	24,698	24,422
Diluted	25,010	25,025	24,757	25,018	24,700

Exhibit 99.1

(A)	Stock-based compensation expense included in operating results is summarized below (all footnote amounts are unaudited, in thousands, except per share data):

Stock-based compensation expense	Three Months Ended			Six Months Ended
	March 31,	December 30,	April 1,	March 31,	April 1,
	2018	2017	2017	2018	2017
Cost of sales	$1,018	$988	$778	$2,006	$1,738
Research & development	872	668	597	1,540	1,650
Selling, general & administrative	6,520	5,420	5,308	11,940	12,950
Impact on income from operations	$8,410	$7,076	$6,683	$15,486	$16,338

For the quarters ended March 31, 2018, December 30, 2017 and April 1, 2017, the impact on net income, net of tax was $7,235 ($0.29 per diluted share), $5,467 ($0.22 per diluted share) and $4,868 ($0.20 per diluted share), respectively. For the six months ended March 31, 2018 and April 1, 2017, the impact on net income, net of tax was $12,702 ($0.51 per diluted share) and $13,034 ($0.53 per diluted share), respectively.

(B)
Changes in deferred compensation plan liabilities are included in cost of sales and operating expenses while gains and losses on deferred compensation plan assets are included in other income (expense), net. Deferred compensation expense (benefit) included in operating results is summarized below:

Deferred compensation expense (benefit)	Three Months Ended			Six Months Ended
	March 31,	December 30,	April 1,	March 31,	April 1,
	2018	2017	2017	2018	2017
Cost of sales	$28	$78	$69	$106	$70
Research & development	128	359	308	487	333
Selling, general & administrative	602	1,627	1,430	2,229	1,368
Impact on income from operations	$758	$2,064	$1,807	$2,822	$1,771

For the quarters ended March 31, 2018, December 30, 2017 and April 1, 2017, the impact on other income (expense), net from gains or losses on deferred compensation plan assets was income of $768, $1,906 and $1,812, respectively. For the six months ended March 31, 2018 and April 1, 2017, the impact on other income (expense) net from gains or losses on deferred compensation plan assets was income of $2,674 and $1,822, respectively.

(C)	For the six months ended April 1, 2017, the gain from business combination was $5,416 ($3,426 net of tax ($0.14 per diluted share)).

(D)
For the quarters ended March 31, 2018, December 30, 2017 and April 1, 2017, the impact of amortization of intangibles expense was $15,329 ($10,931 net of tax ($0.44 per diluted share)), $15,100 ($10,773 net of tax ($0.43 per diluted share)) and $16,763 ($12,573 net of tax ($0.51 per diluted share)), respectively. For the six months ended March 31, 2018 and April 1, 2017, the impact of amortization of intangible expense was $30,429 ($21,704 net of tax ($0.87 per diluted share)) and $28,851 ($20,299 net of tax ($0.82 per diluted share)), respectively.

(E)
For the quarter ended March 31, 2018 and April 1, 2017, the impact of inventory and favorable lease step-up costs related to acquisitions was $411 ($293 net of tax ($0.01 per diluted share)) and $13,019 ($9,401 net of tax ($0.38 per diluted share)). For six months ended March 31, 2018 and April 1, 2017, the impact of inventory and favorable lease step-up

Exhibit 99.1

costs related to acquisitions was $411 ($293 net of tax ($0.01 per diluted share)) and $22,323 ($15,870 net of tax ($0.64 per diluted share)).

(F)
For the quarters ended March 31, 2018, December 30, 2017 and April 1, 2017, the impact of restructuring charges was $726 ($555 net of tax ($0.02 per diluted share)), $1,160 ($850 net of tax ($0.04 per diluted share)) and $557 ($378 net of tax ($0.02 per diluted share)) respectively. For the six months ended March 31, 2018 and April 1, 2017, the impact of restructuring charges was $1,886 ($1,405 net of tax ($0.05 per diluted share)) and $7,619 ($4,978 net of tax ($0.20 per diluted share)).

(G)
For the quarters ended March 31, 2018 and April 1, 2017, the impact of costs related to acquisitions included $400 ($400 net of tax ($0.01 per diluted share) and $2,933 ($2,664 net of tax ($0.11 per diluted share)). For the six months ended March 31, 2018 and April 1, 2017, it included $400 ($400 net of tax ($0.01 per diluted share)) and $17,161 ($17,156 net of tax ($0.69 per diluted share)) of costs related to the acquisition of Rofin.

(H)
For the six months ended April 1, 2017, the gain on our hedge of the debt commitment and issuance of the debt was $11,298 ($7,147 net of tax ($0.29 per diluted share)) and interest expense on the debt commitment was $2,665 ($1,844 net of tax ($0.07 per diluted share)).

(I)
For the quarters ended March 31, 2018 and December 30, 2017, other impairment charges (recoveries) was a recovery of $110 ($110 net of tax ($0.00 per diluted share)) and a charge of $265 ($265 net of tax ($0.01 per diluted share)), respectively. For the six months ended March 31, 2018, other impairment charges (recoveries) was a charge of $155 ($155 net of tax ($0.01 per diluted share)).

(J)
The six months ended March 31, 2018 and the quarter ended December 30, 2017 included $41,745 ($1.67 per diluted share) non-recurring tax expense due to the U.S. Tax Cuts and Jobs Act transition tax and deferred tax remeasurement. The quarter ended March 31, 2018 and December 30, 2017 included $299 ($0.01 per diluted share) and $12,451 ($0.50 per diluted share) tax benefit from the adoption of new rules for accounting for excess tax benefits and tax deficiencies for employee stock-based compensation. The six months ended March 31, 2018 included $12,750 ($0.51 per diluted share) tax benefit from the adoption of new rules for accounting for excess tax benefits and tax deficiencies for employee stock-based compensation.

Exhibit 99.1

Summarized balance sheet information is as follows (unaudited, in thousands):

	March 31,	September 30,
	2018	2017
ASSETS
Current assets:
Cash, cash equivalents, restricted cash and short-term investments	$347,258	$476,673
Accounts receivable, net	312,938	305,668
Inventories	492,686	414,807
Prepaid expenses and other assets	85,446	70,268
Assets held-for-sale	9,079	44,248
Total current assets	1,247,407	1,311,664
Property and equipment, net	307,330	278,850
Other assets	781,848	747,286
Total assets	$2,336,585	$2,337,800

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term borrowings	$7,422	$5,078
Accounts payable	93,309	75,860
Other current liabilities	301,237	338,207
Total current liabilities	401,968	419,145
Other long-term liabilities	644,936	755,391
Total stockholders’ equity	1,289,681	1,163,264
Total liabilities and stockholders’ equity	$2,336,585	$2,337,800

Reconciliation of GAAP to Non-GAAP net income (unaudited, in thousands (other than per share data), net of tax):

	Three Months Ended			Six Months Ended
	March 31,	December 30,	April 1,	March 31,	April 1,
	2018	2017	2017	2018	2017
GAAP net income from continuing operations	$65,302	$41,903	$42,188	$107,205	$72,886
Stock-based compensation expense	7,235	5,467	4,868	12,702	13,034
Amortization of intangible assets	10,931	10,773	12,573	21,704	20,299
Restructuring charges	555	850	378	1,405	4,978
Gain on business combination	—	—	—	—	(3,426)
Non-recurring tax expense (benefit)	—	41,745	—	41,745	—
Tax benefit from stock-based compensation expense	(299)	(12,451)	—	(12,750)	—
Interest expense on debt commitment	—	—	—	—	1,844
Gain on hedge of debt and debt commitment	—	—	—	—	(7,147)
Other impairment charges (recoveries)	(110)	265	—	155	—
Acquisition-related costs	400	—	2,664	400	17,156
Purchase accounting step-up	293	—	9,401	293	15,870
Non-GAAP net income	$84,307	$88,552	$72,072	$172,859	$135,494
Non-GAAP net income per diluted share	$3.37	$3.54	$2.91	$6.91	$5.49

Exhibit 99.1

RISKS AND UNCERTAINTIES

This press release contains forward-looking statements, as defined under the Federal securities laws. These forward-looking statements include the statements in this press release that relate to the Company’s fiscal 2018 outlook for its FPD business, the Company's FPD service business and the expectation for it to accelerate into the second half of this year and any future products directed towards the automotive and aerospace markets. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. The Company and its business, including the aforementioned forward-looking statements, are subject to risks and uncertainties, including, but not limited to, risks associated with growth in demand for our products, customer acceptance and adoption of our products, the worldwide demand for flat panel displays and adoption of OLED for mobile displays, the demand for and use of our products in commercial applications, our ability to generate sufficient cash to fund capital spending or debt repayment, our successful implementation of our customer design wins, our and our customers’ exposure to risks associated with worldwide economic conditions, our customers’ ability to cancel long-term purchase orders, the ability of our customers to forecast their own end markets, our ability to accurately forecast future periods, continued timely availability of products and materials from our suppliers, our ability to timely ship our products and our customers’ ability to accept such shipments, our ability to have our customers qualify our product offerings, worldwide government economic policies, our ability to integrate the business of Rofin and other acquisitions successfully, manage our expanded operations and achieve anticipated synergies, and other risks identified in the Company’s SEC filings. Readers are encouraged to refer to the risk disclosures and critical accounting policies described in the Company’s reports on Forms 10-K, 10-Q and 8-K, including the risks identified in today's financial press release, as applicable and as filed from time-to-time by the Company.

Founded in 1966, Coherent, Inc. is one of the world’s leading providers of lasers, laser-based technologies and laser-based system solutions for scientific, commercial and industrial customers. Our common stock is listed on the Nasdaq Global Select Market and is part of the Russell 1000 and Standard & Poor’s MidCap 400 Index. For more information about Coherent, visit the company's website at www.coherent.com for product and financial updates.

5100 Patrick Henry Dr., Santa Clara, California 95054 . Telephone (408) 764-4000